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                                                                   Exhibit 10.12

                              IMPORTANT INFORMATION
                            ABOUT YOUR RETURN RIGHTS

Congratulations!

You have purchased Fax Sr., the finest network fax solution available. We appreciate your choosing Fax Sr. to save time and money in your faxing. Fax Sr.'s network fax capabilities will let your users bring substantial benefits to the organization.

We are confident that you will be completely satisfied with your purchase. Fax Sr. comes with a 30 day unconditional money back guarantee. Included in the product is a 30 day license which provides you access and use of all Fax Sr. functionality, including all options. This temporary license will allow you to use Fax Sr. for 30 days from the initial installation and registration of the software. Permanent licenses are issued by calling (603) 898-8900, extension 1300.

Should Fax Sr. not match the requirements or design of your operation, you have 30 days from product receipt to inform Omtool, or your reseller, of your decision to return it. Return of the original product and documentation, plus any hardware in original condition, to the place from which you obtained it will bring a prompt refund.

As the technology and market leader in network faxing, Omtool will continue to set the standard. Fax Sr is available for many environments including Windows NT on Intel and Alpha, Digital's VMS/Open VMS, and UNIX. If you are not already familiar with these or other Omtool products, please contact an Omtool sales representative at (800) 886-7845.

Again, thank you for choosing Fax Sr. We look forward to being of further assistance to you.


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                            GET THE BEST SUPPORT AND SERVICE. Simply return the
                            attached registration card to:

                            -     Activate technical support for Fax Sr.

                            - Receive advanced notice of new products and upgrades

                            -     Receive special offers and discounts

                            Your purchase provides you with quality technical assistance for Fax Sr.

                            FOR SUPPORT, CONTACT US VIA:
                            Telephone:  (603) 898-8900 x1300
                            Facsimile:  (603) 898-3592
                            Internet: support@omtool.com

                            TO RECEIVE PRODUCT INFORMATION:
                            Telephone: (800) 886-7845

                            TO ORDER ADDITIONAL DOCUMENTATION:
                            Telephone: (603) 898-8900

OMTOOL                      TO CONTACT US BY MAIL:
8 Industrial Way            OMTOOL
Salem, NH  03079-9869       8 Industrial Way
                            Salem, NH  03079-9869


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OMTOOL LICENSE AGREEMENT
8 INDUSTRIAL WAY, SALEM NH 03079


PLEASE READ CAREFULLY: BY OPENING THE PACKETS OR EXERCISING YOUR RIGHTS TO MAKE AND USE COPIES OF THE SOFTWARE, YOU AGREE TO BE BOUND TO THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THIS PACKAGE TO THE PLACE FROM WHICH YOU OBTAINED IT.


OMTOOL SOFTWARE LICENSE
1. GRANT OF LICENSE: This Omtool product contains software that provides services on a computer called a server ("Server Software") and software that allows a computer or workstation to access or utilize the services provided by the server Software. ("Client Software"). Omtool grants to you the following rights to the Client Software and the Server Software (collectively called "the Software"):


a. INSTALLATION. You may install one copy of the Server Software on a single computer (the computer running the Server Software shall be referred to as the "Server"). You may install the Client Software on any computer or workstation.

b. USE OF CLIENT SOFTWARE. You may use the Client Software to configure or administer the Server. You must acquire a separate Client License for each unique workstation or computer accessing or utilizing the services of a Server.

c. USE OF SERVER SOFTWARE. You may use one copy of the Server Software on one Server, which may be connected at any point in time to an unlimited number of computers or workstations operating on one or more networks. You must acquire a separate Client license to access or otherwise utilize the services of the Server. Each Client license must be dedicated to one unique computer or workstation. It permits that computer or workstation to access or utilize the services of any Server.

d. OTHER
TRANSFER. A Transfer License is required to transfer the Server Software to another computer.
Notice to Users. You shall inform all users of the software of the terms and conditions of the Omtool License Agreement.
No Multiplexing or Pooling. Use of software or hardware that reduces the number of users directly accessing or utilizing the Server Software does not reduce the number of Client Licenses required. The required number of Client Licenses equals the number of distinct computer or workstation inputs to the multiplexing or pooled "front end."

2. OTHER RIGHTS AND LIMITATIONS. You may not reverse engineer, decompile, or disassemble the Software. Version Limitations. The Server Software contains a certain version number. This License permits you to install one copy of the Server Software with the same (or Lower) version number on a single computer. Without prejudice to any other rights Omtool may terminate this License if you fail to comply with the terms and conditions of this license. In such event you must destroy all Copies of the Software.


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                                       2


3. UPGRADES. If this Server Software is an Upgrade, you must have a valid license for the qualifying product that is being upgraded for the Server Software license to be valid, and this Server Software must be used to replace such qualifying product.

4. COPYRIGHT. The Software is Licensed, not sold. Title and copyrights in and to the Software (including any images, applets, and text incorporated into the Software), accompanying printed materials, and any copies you are permitted to make are owned by Omtool and are protected by United States Copyright laws and international treaty provisions. Therefore you must treat the Software like any other copyrighted material except that you may make one copy of the software solely for backup or archival purposes.

LIMITED WARRANTY Omtool does not warrant that the functions contained in the Software will meet your requirements or that the operation will be uninterrupted or error free. Omtool warrants to the original purchaser of the Software that the media (disk, diskette, CD, or tape) is free from defects in materials and workmanship when given normal use for a period of 30 days from the date of receipt. Omtool's and its suppliers entire liability and your exclusive remedy shall be, at Omtool's option, either (a) Replacement of the Software in accordance with this limited warranty and which is returned to Omtool with a copy of your receipt, or (b) return of the price paid. This limited warranty is void if the failure of the Software it hardware has resulted from accident, abuse, or misapplication.

NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, OMTOOL AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO THE SOFTWARE, THE ACCOMPANYING WRITTEN MATERIALS, AND ANY ACCOMPANYING HARDWARE. THIS LIMITED WARRANTY GIVE YOU SPECIFIC RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

NO LIABILITY FOR CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL OMTOOL OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR THE INABILITY TO USE THIS OMTOOL PRODUCT, EVEN IF OMTOOL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES/JURISDICTION DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL DAMAGES THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

This license Agreement shall be governed by the laws of the State of New Hampshire.